                                                                     Exhibit 3.3

                               State of Delaware

                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "MICHAEL FOODS OF DELAWARE, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A.D. 1997, AT 3:30 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

[DELAWARE STATE LOGO]                    /s/ Edward J. Freel
                                         --------------------------------------
                                         Edward J. Freel, Secretary of State

                                         AUTHENTICATION:
2118984  8100                                                 8480743
                                         DATE:
971170527                                                     05-27-97
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                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                         MICHAEL FOODS OF DELAWARE, INC.
                          FORMERLY MICHAEL FOODS, INC.

      We, the undersigned, Gregg A. Ostrander and Jeffrey M. Shapiro, respectively the president and secretary of Michael Foods of Delaware, Inc., a corporation subject to the provisions of the Delaware General Corporation Law, do hereby certify that in accordance with Sections 242 and 245 of the Delaware General Corporation Law, the original certificate of incorporation of Michael Foods, Inc. filed on March 3, 1987 has been amended and restated in its entirety as follows:

                                   ARTICLE 1.
                                      NAME

      The name of the corporation is Michael Foods of Delaware, Inc.

                                   ARTICLE 2.
                                REGISTERED OFFICE

      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3.
                                     PURPOSE

      The nature of the business to be conducted or promoted and the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Delaware.

                                   ARTICLE 4.
                                  CAPITAL STOCK

      The total number of shares of stock which this corporation shall have authority to issue is 3,000, all of which shall be common stock, having a par value of $1.00 per share. Except as may be otherwise required by law or by the Certificate of Incorporation, each holder of common stock shall have one (1) vote in respect of each share of common stock held by him on all matters voted upon by the stockholders.
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                                   ARTICLE 5.
                                   DIRECTORS

      The number of directors of the corporation shall not be less than two (2) and shall be fixed by, or in the manner provided in, the Bylaws of the corporation. Directors need not be stockholders of the corporation. Directors shall be elected for a term of one (1) year and until their successors are elected and qualified. If any vacancy occurs in the board of directors, the remaining directors by affirmative vote of a majority thereof shall elect a director to fill such vacancy until the next annual meeting of stockholders.

      The Board of Directors shall have all of the powers granted to them by the Delaware General Corporation Law.

                                    ARTICLE 6.
                                 INDEMNIFICATION

        The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Delaware General Corporation Law. In addition, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF we have subscribed our names this 21st day of May, 1997.

                                          /s/ Gregg A. Ostrander
                                          -------------------------------------
                                          GREGG A. OSTRANDER, President

                                          /s/ Jeffrey M. Shapiro
                                          -------------------------------------
                                          JEFFREY M. SHAPIRO, Secretary

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )

      Gregg A. Ostrander and Jeffrey M. Shapiro, being first duly sworn on oath, depose and say that they are respectively the President and Secretary of Michael Foods of Delaware, Inc., the corporation named in the foregoing certificate; that said certificate contains the true statement


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of the action of the directors and stockholders of said corporation; that said certificate is executed on behalf of said corporation by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

                                          /s/ Gregg A. Ostrander
                                          -------------------------------------
                                          GREGG A. OSTRANDER, President

                                          /s/ Jeffrey M. Shapiro
                                          -------------------------------------
                                          JEFFREY M. SHAPIRO, Secretary

Subscribed and sworn to before me this 21st day of May, 1997.

/s/ Carole A. Leonard
---------------------------
Notary Public

[MINNESOTA STATE LOGO]         CAROLE A LEONARD
                            NOTARY PUBLIC - MINNESOTA
                              HENNEPIN COUNTY
                       My Comm. Expires Jan. 31, 2OOO

5/20/97, AAW, 46338_1N


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